     As filed with the Securities and Exchange Commission on April 23, 1999

                                                       Total Number of Pages - 4
                                                   Index to Exhibits at Page - 4


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           PERSISTENCE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                         94-3138935
(State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)

1720 SOUTH AMPHLETT BLVD.
SAN MATEO, CA                                                      94402
(Address of principal executive offices)                         (Zip Code)

   If this form relates to the registration of a          If this form relates to the registration of a
   class of securities pursuant to Section 12(b)          class of securities pursuant to Section
   of the Exchange Act and is effective                   12(g) of the Exchange Act and is effective
   pursuant to General Instruction A.(c),                 pursuant to General Instruction A.(d),
   check the following box.  [ ]                          check the following box.  [X]

Securities Act registration statement file number to which this form relates:
333-_______(if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                       Name of each exchange on which
        to be so registered                       each class is to be registered

               None                                            None

        Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
                    ----------------------------------------
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

     Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-76867) (the "Form S-1 Registration Statement").

Item 2. Exhibits

     The following exhibits are filed as a part of this Registration Statement:

     1.* Specimen certificate for Registrant's Common Stock -- incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

     2.1 Amended and Restated Articles of Incorporation, as currently in effect -- incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

     2.2 Form of Amended and Restated Certificate of Incorporation, to be filed immediately after the closing of the offering for which the Company is seeking registration on the Form S-1 Registration Statement -- incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

     2.3  Amended and Restated Bylaws -- incorporated herein by reference to
          Exhibit 3.3 to the Form S-1 Registration Statement.

     2.4* Amended and Restated Bylaws, to be effective immediately after the closing of the offering for which the Company is seeking registration on the Form S-1 Registration Statement -- incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement.

     2.5 Fifth Amended and Restated Investor Rights Agreement dated February 19, 1999 between the Registrant and certain holders of the Registrant's securities -- incorporated herein by reference to Exhibit
          10.2 to the Form S-1 Registration Statement.

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* To be filed by amendment.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 23, 1999               PERSISTENCE SOFTWARE, INC.



                                   By: /s/ Christine Russell
                                      --------------------------------------
                                      Christine Russell, Chief Financial Officer

                                INDEX TO EXHIBITS

                                                                                        Sequentially
   Exhibit No.                              Description                                 Numbered Page
   -----------                              -----------                                 -------------
       1.*          Specimen certificate for Registrant's Common Stock --
                    Incorporated by reference incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.
       2.1          Amended and Restated Certificate of Incorporation--             Incorporated by reference
                    incorporated herein by reference to Exhibit 3.1 to the
                    Form S-1 Registration Statement.
       2.2          Form of Amended and Restated Certificate of Incorporation,      Incorporated by reference
                    to be filed immediately after the closing of the offering
                    for which the Company is seeking registration on the Form
                    S-1 Registration Statement-- incorporated herein by
                    reference to Exhibit 3.2 to the Form S-1 Registration
                    Statement.
       2.3          Amended and Restated Bylaws-- incorporated herein by            Incorporated by reference
                    reference to Exhibit 3.3 to the Form S-1 Registration
                    Statement.
       2.4*         Amended and Restated Bylaws, to be effective immediately
                    Incorporated by reference after the closing of the offering for which the Company is seeking registration on the Form
                    S-1 Registration Statement -- incorporated herein by
                    reference to Exhibit 3.4 to the Form S-1 Registration
                    Statement.
       2.5          Fifth Amended and Restated Investor Rights Agreement dated      Incorporated by reference
                    February 19, 1999 between the Registrant and certain
                    holders of the Registrant's securities-- incorporated
                    herein by reference to Exhibit 10.2 to the Form S-1
                    Registration Statement.

--------
*   To be filed by amendment.